UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) March 1, 2016

WILLBROS GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-34259	30-0513080
(Commission File Number)	(IRS Employer Identification No.)

4400 Post Oak Parkway, Suite 1000, Houston, Texas	77027
(Address of Principal Executive Offices)	(Zip Code)

(713) 403-8000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 1, 2016, Willbros Group, Inc. (the “Company”), amended the Credit Agreement dated as of December 15, 2014 (as amended by the First Amendment dated as of March 31, 2015 (the “First Amendment”), the Second Amendment dated as of September 28, 2015 and the Resignation of Administrative Agent and Appointment of Administrative Agent Agreement dated as of February 4, 2016, the “Term Credit Agreement”), pursuant to the Third Amendment thereto dated as of March 1, 2016 (the “Third Amendment”), by and among the Company, as borrower, the guarantors from time to time party thereto, the lenders from time to time party thereto, KKR Credit Advisors (US) LLC, as arranger, and Cortland Capital Market Services LLC, as administrative agent.

The Third Amendment suspends compliance with the Maximum Total Leverage Ratio and the Minimum Interest Coverage Ratio covenants for an additional quarterly calculation period ending June 30, 2016. Pursuant to the First Amendment, the covenant suspension period runs through the quarterly calculation period ending March 31, 2016. Any failure by the Company to comply with such financial covenants during the covenant suspension period will not be deemed to result in a default or event of default under the Term Credit Agreement. In addition, under the Third Amendment, the Maximum Total Leverage Ratio decreases to 4.50 to 1.00 as of September 30, 2016 and December 31, 2016, 3.25 to 1.00 as of March 31, 2017 and 3.00 to 1 as of June 30, 2017 and thereafter. The Minimum Interest Coverage Ratio increases to 1.75 to 1.00 as of September 30, 2016 and December 31, 2016, 2.50 to 1.00 as of March 31, 2017 and 2.75 to 1.00 as of June 30, 2017 and thereafter. The Third Amendment further provides that, solely for the four quarter fiscal period ending September 30, 2016, Consolidated EBITDA shall be equal to the sum of Consolidated EBITDA for the fiscal quarters ending June 30, 2016 and September 30, 2016, multiplied by two. In consideration for the Third Amendment, the Company paid an amendment fee of approximately $2.3 million in the first quarter of 2016.

KKR Credit Advisors (US) LLC and certain of its affiliates beneficially own 10,125,410 shares of the Company’s common stock, representing approximately 16.3 percent of the total number of shares of the Company’s common stock which are currently issued and outstanding.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLBROS GROUP, INC.

Date: March 1, 2016	By:	/s/ Van A. Welch
Van A. Welch
Executive Vice President and Chief Financial Officer

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